AMENDMENT NO. 2
                                       TO
                             PARTNERSHIP AGREEMENT
                                       OF
                         TRUMP PLAZA HOLDING ASSOCIATES


     AMENDMENT NO. 2 TO PARTNERSHIP AGREEMENT, made this 12th day of June 1995, by and between DONALD J. TRUMP, having an office at 725 Fifth Avenue, New York, New York 10022 ("Trump"), TRUMP PLAZA HOLDING, INC., a corporation organized under the laws of the State of Delaware having an address at Mississippi Avenue and The Boardwalk, Atlantic City, New Jersey 08401 ("TPHI"), and TRUMP HOTELS & CASINO RESORTS HOLDINGS, L.P., a limited partnership organized under the laws of the State of Delaware ("Trump Holdings"). Trump and TPHI are sometimes hereinafter individually referred to herein as a "Partner" and collectively as "Partners."

                                  WITNESSETH:

     WHEREAS, Trump and TPHI, as Partners, entered into a Partnership Agreement under the laws of the State of New Jersey on February 17, 1993 (the "Original Agreement"), under which was formed TRUMP PLAZA HOLDING ASSOCIATES (the "Partnership"), which Original Agreement was amended on June 3, 1993 (as amended, the "Partnership Agreement"); and

     WHEREAS, the Partners wish to amend the Partnership Agreement to provide for (i) Trump's desire (A) to contribute his 99% general partnership interest in the Partnership to Trump Holdings, and (B) to withdraw as a general partner of the Partnership, and (ii) Trump Holdings' desire to be admitted as a 99% general partner in the Partnership.

     NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms hereof, the parties hereto, intending to be legally bound, hereby amend the Partnership Agreement as follows:

     Section 1. (a) Admission of Trump Holdings. Notwithstanding any of the terms or provisions of the Partnership Agreement to the contrary, upon the contribution by Trump to Trump Holdings of its 99% general partnership interest in the Partnership and the execution and delivery of this Amendment, Trump Holdings shall be and hereby is admitted to the Partnership as a general partner of the Partnership. Trump Holdings, as a general partner of the Partnership, hereby agrees to be bound by


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the terms and conditions of the Partnership Agreement and this Amendment.

     (b) Withdrawal of Trump. Notwithstanding any of the terms or provisions of the Partnership Agreement to the contrary, upon the execution and delivery of this Amendment, Trump shall withdraw from the Partnership as a Partner and from and after the date hereof shall cease to be a general partner of the Partnership or have the power to exercise any right or power as a general partner of the Partnership. For purposes of this Amendment, the admission of Trump Holdings pursuant to Section 1(a) is deemed to occur immediately prior to the withdrawal of Trump pursuant to this Section 1(b).

     (c) Continuation of Partnership. The parties hereto agree that the admission of Trump Holdings and the withdrawal of Trump as a general partner of the Partnership will not dissolve the Partnership and that the business of the Partnership shall be continued by Trump Holdings and TPHI.

     (d) Interim Closing. Each of the parties hereto who is a Partner pursuant to the Partnership Agreement prior to this Amendment agrees that it will be allocated income or loss for tax purposes pursuant to an interim closing of the books as of the date hereof pursuant to the relevant provisions of the Partnership Agreement.

     Section 2. Release of Trump; Absence of Liability; Indemnification.

     (a) The Partnership hereby consents to the withdrawal of Trump from the Partnership and hereby releases Trump from any and all duties, obligations and liabilities as a general partner of the Partnership.

     (b) To the fullest extent permitted by law, the Partnership shall indemnify Trump against all expenses (including attorney's fees, judgments and amounts paid in settlement) actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding against him or by, against or in the right of the Partnership to which he was or is a party, or is threatened to be made a party, involving an alleged cause of action arising out of, or in any way related to or connected with (i) the business or internal affairs of the Partnership, if, in the transaction giving rise to such action, suit or proceeding, Trump acted in good faith, without gross negligence or wilful misconduct or the wilful breach of the Partnership Agreement and in a manner Trump reasonably believed to be both within the scope of his authority

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

and in the best interest of the Partnership or (ii) any act or omission of Trump as a general partner.

     (c) To the fullest extent permitted by law, the Partnership may pay the expenses incurred by Trump in defending a civil or criminal action in advance of the final disposition of such action; provided, that Trump undertakes to repay such expenses if he is adjudicated not to be entitled to indemnification under this Section 2.

     Section 3. Pledges of Partnership Interests.

          (a) The Partners hereby consent to the pledge by Trump Holdings of its interest in the Partnership and the pledge by TPHI of its interest in the Partnership (collectively, the "Pledged Interests"), in each case to First Bank National Association in its capacity as Collateral Agent (as defined in the respective Pledge Agreements referred to below) pursuant to the terms of the Pledge Agreement dated June 12, 1995 between Trump Holdings and the Collateral Agent in its various capacities thereunder and the terms of the Pledge Agreement dated June 12, 1995 between TPHI and the Collateral Agent in its various capacities thereunder, respectively (the "Pledge Agreements").

          (b) Notwithstanding any of the terms or provisions of the Partnership Agreement to the contrary, the Partners hereby consent to the exercise by the Collateral Agent of any and all rights with respect to the Pledged Interests granted to the Collateral Agent pursuant to the terms of the Pledge Agreements.

     Section 4. Effect of Amendment. On and after the date hereof, each reference in the Partnership Agreement to "this Agreement", "hereof", "hereunder" or words of like import referring to the Partnership Agreement shall mean and be a reference to the Partnership Agreement as amended by this Amendment. The Partnership Agreement, as amended by this Amendment, shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

     Section 5. Further Assurances. From time to time upon request and without further consideration, each of the parties hereto shall, and shall cause its subsidiaries and affiliates to, execute, deliver and acknowledge all such further instruments and do such further acts as any other party hereto may reasonably require to evidence or implement the transactions contemplated by this Amendment.


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

     Section 6. Waiver. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of or estoppel with respect to any subsequent or other failure.

     Section 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New Jersey regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same Amendment.

     Section 9. Severability. If any provision of this Amendment shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Amendment. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Amendment shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

     Section 10. Headings. The headings used herein are for convenience of reference only, are not a part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, any provision of this Amendment or the Partnership Agreement.


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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their respective duly authorized officers thereunto as of the date first written above.


                                             TRUMP PLAZA HOLDING, INC.
                                             as Managing General Partner


                                             /s/ Robert M. Pickus
                                             --------------------------------
                                             By: Robert M. Pickus
                                             Title: Assistant Secretary




                                             TRUMP HOTELS & CASINO RESORTS
                                             HOLDINGS, L.P.
                                             as General Partner


                                             /s/ Robert M. Pickus
                                             --------------------------------
                                             By: Robert M. Pickus
                                             Title: Executive Vice President



                                             DONALD J. TRUMP
                                             as a Withdrawing General
                                             Partner


                                             /s/ Donald J. Trump
                                             --------------------------------
                                             Donald J. Trump





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